Exhibit 99.02

TinyPictures, Inc.
Financial Statements
Years Ended December 31, 2008 and 2007

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of TinyPictures, Inc.

We have audited the accompanying balance sheets of TinyPictures, Inc. (the "Company") as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for desgining procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has sustained recurring operating losses and operating cash flow deficits since inception and had an accumulated deficit at December 31, 2008 of approximately $9,750,000.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, subsequent to December 31, 2008, the Company was acquired by Shutterfly, Inc.

/s/ MOHLER, NIXON & WILLIAMS
Accountancy Corporation

San Francisco, California
November 16, 2009

TINYPICTURES, INC.
BALANCE SHEETS

	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,436,764	$83,922
Accounts receivable	7,316	-
Prepaid and other current assets	5,000	9,324
Total current assets	1,449,080	93,246
Property and equipment, net	46,456	10,133
Other assets	163,916	79,916
Total assets	$1,659,452	$183,295

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$155,513	$228,777
Accrued expenses	25,243	81,029
Convertible notes payable	-	1,500,000
Total current liabilities	180,756	1,809,806

Stockholders' equity (deficit):
Series A convertible preferred stock, $0.0001 par value per share; 4,015,000 shares authorized: 4,015,000 shares issued and outstanding
at December 31, 2008 and 2007 (aggregate liquidation preference of $4,015,000)	402	402
Series B convertible preferred stock, $0.0001 par value per share; 7,125,000 shares authorized: 6,931,738 shares issued and outstanding
at December 31, 2008 (aggregate liquidation preference of $7,237,428)	693	-
Common stock, $0.0001 par value per share; 30,000,000 shares authorized:
1,716,133 and 1,706,133 shares issued and outstanding at December 31, 2008 and 2007	1	-
Additional paid-in capital	11,231,217	4,005,995
Accumulated deficit	(9,753,617)	(5,632,908)
Total stockholders' equity (deficit)	1,478,696	(1,626,511)
Total liabilities and stockholders' equity (deficit)	$1,659,452	$183,295

See accompanying notes to the financial statements.

TINYPICTURES, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008	2007
Revenue	$24,335	$286

Operating expenses:
Technology and development	1,363,500	900,148
Sales and marketing	1,125,341	1,066,655
General and administrative	1,494,716	1,025,440
Total operating expenses	3,983,557	2,992,243
Loss from operations	(3,959,222)	(2,991,957)
Interest and other expense	(189,291)	(48,137)
Interest and other income	27,804	11,382
Net loss	$(4,120,709)	$(3,028,712)

See accompanying notes to the financial statements.

TINYPICTURES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Convertible preferred stock
							Additional		Total
	Series A		Series B		Common stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)
Balance at December 31, 2006	2,815,000	$282	-	$-	1,760,467	$-	$2,788,217	$(2,604,196)	$184,303
Issuance of Series A convertible preferred stock in January 2007, net of $12,184 issuance costs	1,200,000	120	-	-	-	-	1,187,696	-	1,187,816
Stock-based compensation	-	-	-	-	-	-	30,082	-	30,082
Cancellation of common stock	-	-	-	-	(54,334)	-	-	-	-
Net loss	-	-	-	-	-	-	-	(3,028,712)	(3,028,712)
Balance at December 31, 2007	4,015,000	$402	-	$-	1,706,133	-	$4,005,995	$(5,632,908)	$(1,626,511)

Issuance of Series B convertible preferred stock for cash in February 2008, net of $31,265 issuance costs	-	-	5,028,254	503	-	-	5,218,232	-	5,218,735
Conversion of convertible promissory notes and accrued interest into Series B convertible preferred stock	-	-	1,903,484	190	-	-	1,813,625	-	1,813,815
Beneficial conversion feature in conjunction with conversion of promissory note	-	-	-	-	-	-	173,613	-	173,613
Exercise of stock options	-	-	-	-	10,000	1	1,199	-	1,200
Stock-based compensation	-	-	-	-	-	-	18,553	-	18,553
Net loss	-	-	-	-	-	-	-	(4,120,709)	(4,120,709)
Balance at December 31, 2008	4,015,000	$402	6,931,738	$693	1,716,133	$1	$11,231,217	$(9,753,617)	$1,478,696

See accompanying notes to the financial statements.

TINYPICTURES, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,120,709)	$(3,028,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,553	30,082
Non-cash interest expense	15,678	48,137
Beneficial conversion feature on issued promissory notes	173,613	-
Depreciation and amortization	32,784	22,969
Changes in assets and liabilities:
Accounts receivable	(7,316)	-
Prepaid expenses and other current assets	4,324	(8,045)
Other assets	(84,000)	11,001
Accounts payable	(73,264)	198,086
Accrued expenses	(7,649)	41,642
Net cash used in operating activities	(4,047,986)	(2,684,840)

Cash flows from investing activities:
Purchase of property and equipment	(69,107)	(14,540)
Net cash used in investing activities	(69,107)	(14,540)

Cash flows from financing activities:
Proceeds from convertible notes	250,000	1,500,000
Proceeds from the sale of convertible preferred stock	5,218,735	1,187,816
Proceeds from issuance of common stock upon exercise of stock options	1,200	-
Net cash provided in financing activities	5,469,935	2,687,816

Net increase (decrease) in cash and cash equivalents	1,352,842	(11,564)
Cash and cash equivalents at beginning of year	83,922	95,486
Cash and cash equivalents at end of year	$1,436,764	$83,922

Supplemental disclosure of non-cash financing activities:
Conversion of convertible promissory notes and accrued interest into convertible preferred stock	$1,813,815	$-

See accompanying notes to the financial statements.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 - The Company and its Significant Accounting Policies

Nature of business

  TinyPictures, Inc. (the "Company") was incorporated in the state of Delaware on August 9, 2005.  The Company develops applications that enable users to share videos and images with others across mobile networks and social networking platforms.

Going concern

  The Company has incurred recurring operating losses and operating cash flow deficits and had an accumulated deficit at December 31, 2008 of approximately $9,750,000.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern without raising sufficient additional financing.  In response to the recurring losses, deficit operating cash flows and projected working capital deficit, the Company was acquired by Shutterfly, Inc. subsequent to year end as discussed in Note 8.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company's most significant estimates relate to the valuation of its common stock and stock options, and the valuation allowance against its deferred tax assets.

Cash equivalents

  The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.  As of December 31, 2008 and 2007, cash and cash equivalents consist of cash deposited with banks and money market funds.  The recorded carrying amount of cash equivalents approximates their fair value.  The Company places its cash equivalents with high credit-quality financial institutions.

Fair value disclosures

  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements.  The provisions of SFAS No. 157 were to be effective for fiscal years beginning after November 15, 2007.  On February 6, 2008, the FASB agreed to defer the effective date of SFAS No. 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Effective January 1, 2008, the Company adopted SFAS No. 157 except as it applies to those nonfinancial assets and nonfinancial liabilities.  The adoption of SFAS No. 157 did not have a material impact on the Company’s results of operations or financial position.

  Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115.  SFAS No. 159 allows an entity the irrevocable option to elect fair value reporting for the initial and subsequent measurement of certain financial assets and liabilities under an instrument-by-instrument election.  Subsequent measurements for the financial assets and liabilities an entity elects to report at fair value will be recognized in the results of operations.  SFAS No. 159 also establishes additional disclosure requirements.  The Company did not elect the fair value option under SFAS No. 159 for any of its financial assets or liabilities upon adoption.  As a result, the adoption of SFAS No. 159 did not have a material impact on the Company’s results of operations or financial position.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

Concentration of credit risk

  Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable.  The Company’s cash and cash equivalents are invested in deposits and securities with major financial institutions in the United States of America.  Deposits and securities held in these financial institutions may exceed the amount of insurance provided on such deposits.  The Company’s accounts receivable are derived from revenues earned from customers located in North America.

  The Company performs ongoing credit evaluations of its customers and does not generally require collateral.  As of December 31, 2008 and 2007, the Company had no allowance for doubtful accounts or estimated credit losses.

  As of December 31, 2008, one customer individually accounted for 97% of total accounts receivable.  This customer accounted for 78% of total revenue generated in fiscal year ended December 31, 2008.  As of December 31, 2007, the Company had no outstanding accounts receivable and generated insignificant revenue for the fiscal year ended December 31, 2007.

  The Company is subject to risk and uncertainties that may affect its operations, performance and results.  These risks include, but are not limited to:  (1) the Company’s history of losses; (2) substantial competition; (3) risks related to failure to protect the Company’s intellectual property and litigation in which it may become involved and (4) risks relating to development of innovative products.

Property and equipment

  Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally three years.  Expenditures for repairs and maintenance are charged to expense as incurred.  Upon disposition, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the statement of operations.

Software development costs

  The Company follows the guidance set forth in Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP No. 98-1"), in accounting for the development of its image and video sharing platform.  SOP No. 98-1 requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage, and amortize them over the software's estimated useful life.  To date, the Company has not had significant costs qualifying for capitalization.

Revenue recognition

  The Company generates revenue through agreements with mobile hosting companies whereby the Company’s products are delivered through the hosting company's platform.  The Company participates in revenue share arrangments based on user subscription.  Revenue is recognized from the sale of the Company’s products when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable and (iv) collection of the related receivable is reasonably assured.

Stock-based compensation

  The Company uses the fair value method of accounting in accordance with SFAS No. 123R (revised 2004), Share-Based Payment, for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006.  The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

  The Company uses the Black-Scholes option pricing model to determine the fair value of options granted.  In accordance with SFAS 123(R), the Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.  The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 and 110 (“SAB 107 and 110”) using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method, as defined in SAB 107 and 110. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.

  For stock-based awards granted to non-employees, the fair value is determined based upon the market value of the Company’s common stock and other assumptions at the grant date using the Black-Scholes option pricing model.  The Company recognizes compensation expense which reflects periodic fair value remeasurement of outstanding non-employee stock-based awards under Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments that are issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”).  The Company records the expense related to non-employee stock-based awards using the accelerated expense pattern prescribed in EITF 96-18.

Research and development

  Research and development costs are charged to operations as incurred.

Income taxes

  Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recently issued accounting pronouncements

  In July 2006, the Financial Accounting Standards Board ("FASB")  issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

  The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard.  Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48.  The cumulative effect of applying the provisions of FIN 48 is reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year.  Management believes the adoption of FIN 48 will not have a material effect on the financial statements.

  In accordance with FASB Staff Position FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, the Company has elected to defer the adoption of FIN 48 and will continue to account for any uncertain tax positions in accordance with SFAS No. 5, Accounting for Contingencies.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

In December 2007, the FASB issued FAS No. 141R, Business Combinations (“FAS 141R”) which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company does not expect the adoption of FAS 141R to have a material effect on its financial position and results of operations.

Note 2 - Balance Sheet Components

Property and equipment

  Property and equipment consisted of the following:

	Years ended December 31,
	2008	2007
Computer and other equipment	$80,450	$49,061
Software	4,387	1,387
Furniture and fixtures	6,029	3,662
Leasehold improvements	32,352	-
	123,218	54,110
Less: Accumulated depreciation and amortization	(76,762)	(43,977)
Net property and equipment	$46,456	$10,133

  Depreciation and amortization expense for the years ended December 31, 2008 and 2007 was $32,784 and $22,969.

Note 3 - Convertible Notes

  In May and November 2007, the Company issued $1,000,000 and $500,000, respectively, in secured promissory notes to fund business operations.  In January 2008, the Company issued an additional $250,000 in secured promissory notes.  The notes were secured by substantially all the Company's assets and bore interest of 7% per annum.  During February 2008, these notes plus accrued interest totaling approximately $1,813,815 were converted into Series B convertible preferred stock ("Series B").   Additionally, the Company recognized a beneficial conversion feature upon the conversion of the promissory notes into Series B preferred stock. The beneficial conversion feature is based on a conversion price equivalent to 90% of the purchase price paid per share for Series B preferred stock at the closing of the financing.  The fair value of the  beneficial conversion feature of $173,613 was recorded as a component of interest expense in February 2008.

Note 4 - Stockholders' Equity

  The authorized capital stock of the Company consists of 41,140,000 shares of capital stock, comprising 30,000,000 shares of common stock and 11,140,000 shares of preferred stock, of which 4,015,000 is designated as Series A convertible preferred stock ("Series A") and 7,125,000 as Series B.  All classes of the Company’s stock have $0.0001 par value.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

Preferred stock

  In December 2005, the Company issued 2,815,000 shares of Series A and completed the financing in January 2007 by issuing another 1,200,000 shares resulting in total gross proceeds of $4,015,000 and issuance costs of $26,501.  In February 2008, the Company issued 5,028,254 shares of Series B (“Series B”) preferred stock with gross proceeds of $5,250,000 and issuance costs of $31,265.  In addition, convertible notes plus accrued interest totaling $1,813,815 were converted into 1,903,484 shares of Series B preferred stock.

    Dividend provisions - The holders of Series A and Series B are entitled to receive, when and if declared by the Board of Directors, noncumulative dividends at a rate of $0.08 per share, per annum, adjustable for certain events, such as stock splits and combinations. The Company has declared no dividends to date.

    Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of convertible preferred stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount per share equal to the original issue price for each such series of convertible preferred stock, respectively plus all declared but unpaid dividends thereon for the Series A and Series B.  If assets are not sufficient to permit such payment, payment will be made ratably among the holders of the preferred shares in proportion to the full preferential amount that each such holder is entitled to receive which is $1.00 and $1.04 per share for each share of Series A and Series B preferred stock.

    Conversion rights - Each outstanding share of Series A and Series B is convertible into one fully paid and non-assessable share of common stock.  Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock immediately prior to the closing of a firm commitment underwritten public offering of which would yield a valuation of the Company of at least $150,000,000 and with a total offering price exceeding $30,000,000.  Conversion may also occur upon written consent of at least sixty percent of the then outstanding shares of convertible preferred stock.

    Redemption rights - Preferred stock is not redeemable at the option of the holder.

    Voting rights - The holders of each share of convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such share is convertible.

Common stock

  In September 2005, the Company issued 1,855,000 shares of common stock to its founders in exchange for intellectual property.  These shares were issued pursuant to restricted stock arrangements and are subject to certain restrictions including repurchase rights and transfer limitations.

  In 2007, the Company cancelled 54,334 unvested shares of common stock from one of the founding members of the Company.

  All shares of common stock were fully vested as of December 31, 2008.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS
Note 5 - Stock-Based Compensation

  For the years ended December 31, 2008 and 2007, the Company recorded employee and nonemployee stock-based compensation expense of $18,553 and $30,082, respectively.  The expense was included in the statements of operations in the following accounts:

	Years ended December 31,
	2008	2007
Sales and marketing	$5,761	$2,687
Technology and development	10,727	2,962
General and administrative	2,065	24,433
Total stock-based compensation	$18,553	$30,082

  In 2005, the Company’s Board of Directors approved the adoption of a stock option plan (the "Option Plan").  As amended in 2008, the Option Plan permits the Company to grant up to 1,580,000 shares of the Company’s common stock.

  The Option Plan provides for the grant of incentive and nonstatutory stock options to employees, nonemployee directors and consultants of the Company.  Options granted under the Option Plan generally vest ratably over a four-year period and expire ten years from the date of grant.  At the discretion of the Company’s Board of Directors, all options may be exercisable immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at their original exercise price in the event of an employee’s termination prior to full vesting.  At December 31, 2008 and 2007, there were no shares that had been early exercised that were subject to the Company’s repurchase right at that date.  The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.  The exercise price of nonstatutory options granted under the Option Plan must be at least equal to 85% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

  Stock option activity for the years ended December 31, 2008 and 2007 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)
Balances, January 1, 2007	-	$-
Granted	1,154,500	0.12
Exercised	-	-
Forfeited, cancelled or expired	(365,000)	0.12
Balances, December 31, 2007	789,500	$0.12	8.98
Granted	582,900	0.28
Exercised	(10,000)	0.12
Forfeited, cancelled or expired	(55,000)	0.12
Balances, December 31, 2008	1,307,400	$0.19	8.64

Vested and expected to vest at December 31, 2007 (1)	789,500	$0.12	8.98
Vested and expected to vest at December 31, 2008 (1)	1,307,400	0.19	8.64
Vested at December 31. 2007	491,694	0.12	8.97
Vested at December 31, 2008	571,236	0.12	7.20

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

  The total pretax intrinsic value of options exercised during the year ended December 31, 2008 was approximately $1,600.  The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options.  The weighted average grant date fair value of options granted during the years ended December 31, 2008 and 2007 was $0.14 and $0.07, respectively.

  As of December 31, 2008 and 2007, there was approximately $82,000 and $105,000 of unamortized stock-based compensation cost related to unvested stock options, respectively, which is expected to be recognized over a weighted average period of 2.8 and 2.4 years, respectively.

  Cash received from option exercises and purchases of shares under the Option Plan for the year ended December 31, 2008 was approximately $1,200.

  The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Years ended December 31,
	2008	2007
Dividend yield (1)	—	—
Annual risk free rate of return (2)	4.68%	2.93%
Expected volatility (3)	53%	48%
Expected term (years) (4)	6.25	6.25

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)
The Company identified similar entities that are publicly traded to determine the volatility summarized above while applying an additional risk factor based on the Company’s limited period of operations.

(4)	The expected life represents the period of time that options granted are expected to be outstanding.

Note 6 - Deferred Income Taxes

  The deferred tax assets consisted of approximately the following:

	Years ended December 31,
	2008	2007
Net operating loss carryforwards	$3,714,000	$1,841,000
Total deferred taxes	3,714,000	1,841,000
Less: valuation allowance	(3,714,000)	(1,841,000)
Total net deferred tax assets	$-	$-

  Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.  Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.  The net valuation allowance increased by approximately $1,873,000 from 2007 to 2008.  As of December 31, 2008, the Company had net operating loss carryforwards of approximately $9,300,000 for both federal and state purposes.  If not utilized, the net operating loss carryforwards will begin to expire in 2018.

TINYPICTURES, INC.
 NOTES TO AUDITED FINANCIAL STATEMENTS

  Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.  The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

Note 7 - Commitments

Operating lease

  The Company leases its office facilities under a noncancelable lease agreement expiring in May 2010.  Rent expense related to the Company’s operating lease was approximately $54,000 for the year ended December 31, 2008.  Future minimum payments under non-cancelable leases are approximately as follows:

Years Ending December 31:
2009	$108,000
2010	45,000
$153.000

Note 8 - Subsequent Event

  On September 10, 2009, Shutterfly, Inc. ("Shutterfly") acquired all of the outstanding common shares and securities convertible into common shares of the Company.  The total aggregate purchase price in connection with the acquisition was $1.3 million which was comprised of $1.0 million in cash consideration and $0.3 million in assumed working capital deficit.  The Company also granted $1.3 million in contingent consideration in the form of performance-based restricted stock units to continuing employees.   Vesting of the performance-based restricted stock units is contingent on achieving certain performance milestones and continued employment.